Exhibit 99.2

Dyadic Announces Change in Board and Management Leadership Roles

JUPITER, FL – March 28, 2024 (GLOBE NEWSWIRE) – Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a biotechnology company focused on the efficient large-scale manufacture of proteins for use in human and animal vaccines and therapeutics and for use in non-pharmaceutical applications including food, nutrition, and wellness, today announced that Michael Tarnok is stepping down as Chairman of Dyadic’s board of directors (the “Board”) and that current member of the Board Patrick Lucy has been appointed to succeed him, in each case, effective immediately. Mr. Tarnok will continue to serve as a director through the end of his current term, which will end at the Company’s annual meeting in June 2025, at which time he expects to retire. In addition, Dr. Barry Buckland announced that he is retiring and therefore will not stand for re-election at the Company’s annual meeting in June 2024. The Board has decided not to fill the vacancy due to Dr. Buckland’s retirement which will result in a reduction of the size of the Board from seven to six members. Finally, Joseph Hazelton has been appointed Chief Operating Officer, effective immediately, and will oversee the day-to-day operations of the Company.

Mr. Lucy joined the Board in January 2021 and has serves on the company’s Science and Technology Committee. He is currently the President and Chief Executive Officer of RoslinCT US, a privately held cell therapy contract development and manufacturing organization based in Hopkinton, Massachusetts and Edinburgh, Scotland. Mr. Lucy has 33 years of experience in the biotechnology industry, including a founder of Pfenex Inc., a protein expression platform technology company that originated within The Dow Chemical Company (“Dow”). He was a member of the leadership team that led the commercial launch of the Pfenex Expression Technology™ platform in 2005 and participated in the spin out of the business from Dow in 2009 via a Series A venture financing. Throughout Pfenex’s history, Mr. Lucy led business/corporate development and portfolio strategy as Chief Business Officer and was a member of the team that successfully completed Pfenex’s initial public offering in 2014. During his tenure at Pfenex, Mr. Lucy completed over $1.5 billion dollars of partnership transactions, and Pfenex was ultimately acquired by Ligand Pharmaceuticals in October 2020 for up to $512 million.

"I am excited to assume the role as Chairman of the Dyadic board of directors. On behalf of the entire Dyadic team, I would like to thank Mike Tarnok for his leadership as Chairman over the past ten years,” said Mr. Lucy. “I believe that Dyadic is poised to monetize the many scientific advances we have made with our C1 gene expression system, including the completion of the first Phase 1 clinical study in 2023, and our new Dapibus™ platform that is focused on producing high value proteins for food, nutrition, and wellness. I look forward to working with Mark Emalfarb, our CEO, and Joe Hazelton in his new role as Chief Operating Officer and the rest of our talented management team and Board with a laser focus on maximizing shareholder value.”

Mark Emalfarb, Dyadic’s Chief Executive Officer commented, “Patrick has been an outstanding board member over the past three years and I am pleased that he has agreed to take on the role as Board Chairman at a pivotal time for Dyadic. We are accelerating commercialization of the C1 and Dapibus platforms for pharmaceutical and nonpharmaceutical applications. Under Michael Tarnok’s leadership, Dyadic has evolved from the industrial enzyme business and has developed a flexible, safe, and highly efficient platform for the development and production of biologics and we believe we are now poised to deliver impactful advancements that could potentially transform healthcare and food production. I could not be more pleased that Mike has agreed to complete his current term through June 2025, so we can continue to benefit from his expertise and guidance.”

Mr. Emalfarb continued, “Barry has been an invaluable member of our Science and Technology Committee and has contributed greatly to the numerous scientific achievements we have accomplished over the last six years. We will miss him and wish him well in his future endeavors.”

Mr. Emalfarb concluded, “Joe has been instrumental in refocusing the Company on core verticals with shorter-term revenue opportunities, playing a vital role in achieving strategic objectives. His promotion to Chief Operating Officer is well-deserved, and I'm confident he will further enhance Dyadic’s value by expanding the internal pipeline of high-value biologic products and accelerating the commercialization of assets like alpha-lactalbumin and recombinant human albumin.”

“I am very excited to take on these additional responsibilities and have a more active role in overall corporate direction and execution of our strategic business plans to accelerate and exploit short-term revenue producing products and opportunities for pharmaceutical and non-pharmaceutical applications. I look forward to expanding our internal pipeline improving our capability to develop more rapid custom solutions for collaborators and hastening the commercialization of current assets,” said Joe Hazelton, Dyadic’s new Chief Operating Officer.

About Dyadic International, Inc.

Dyadic International, Inc., is a biotechnology company focused on the efficient large-scale manufacture of proteins for use in human and animal vaccines and therapeutics and for use in non-pharmaceutical applications including food, nutrition, and wellness.

Dyadic’s gene expression and protein production platforms are based on the highly productive and scalable fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila). Our lead platform, C1-cell protein production platform, is based on an industrially proven microorganism (named C1), which is currently used to speed development, lower production costs, and potentially improve performance of biologic vaccines and drugs at flexible commercial scales for the human and animal health markets. Dyadic has also developed the DapibusTM filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

Dyadic is focusing on leveraging its microbial platform technologies for itself and its collaborators in a wide range of applications, including human and animal vaccines, therapeutics, food, nutrition, wellness, and internal biological products.

To learn more about Dyadic please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the outcomes of the personnel changes described herein, as well as the success of our protein production platforms. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” “potential,” or “continue” and other similar terms or variations of them or similar terminology. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) competition, including from alternative technologies; (iv) the results of nonclinical studies and clinical trials; (v) our capital needs; (vi) changes in global economic and financial conditions; (vii) our reliance on information technology; (viii) our dependence on third parties; (ix) government regulations and environmental, social and governance issues; and (x) intellectual property risks. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contact:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com